UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011 (March 25, 2011)

Walter Investment Management Corp.
 (Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7600

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2011, Walter Investment Management Corp. (the “Company”) entered into a Membership Interest Purchase Agreement, dated as of March 25, 2011, by and among GTH LLC (the “Seller”), GTCS Holdings LLC (“Green Tree”) and the Company, whereby the Company will acquire all of the outstanding membership interests in Green Tree (the “Purchase Agreement”).

Under the terms of the Purchase Agreement, the Company will acquire 100% of the outstanding membership interests in Green Tree for aggregate consideration of approximately $1.065 billion, subject to a customary upward or downward adjustment for cash and cash equivalents greater or less than $30 million and net working capital (other than cash and cash equivalents) greater or less than $40 million. The consideration also will be net of certain Green Tree transaction costs to be borne by Seller and the amount of Green Tree indebtedness outstanding at the consummation of the transactions contemplated by the Purchase Agreement (the “Closing”) (other than approximately $20 million of Green Tree indebtedness to be assumed). The aggregate consideration paid at Closing will be based on estimates of its various components provided by Green Tree shortly before Closing, and will be subject to a customary post-Closing adjustment process.

The consideration paid by the Company will be in the form of cash and 1,812,532 shares of the Company’s common stock, par value $0.01 per share (the “Equity Consideration”). The common stock component of the acquisition consideration is valued at $35,000,000 based on the volume weighted average of the closing prices of the Company’s common stock, as reported by The Wall Street Journal, for the 20 trading days ending on and including March 24, 2011.

$5 million of the cash consideration will be deposited into a working capital escrow account for use as the first source of recovery from Seller in connection with any downward adjustment of purchase price resulting from the post-Closing adjustment process. $45 million of the cash consideration will be deposited into a separate escrow account for use as (i) the second and final source of recovery from Seller for any post-Closing downward purchase price adjustment in excess of $5 million and (ii) the sole source of recovery (other than for fraud and certain specified employment-related liabilities not being assumed) from Seller for any indemnification obligations of the Seller under the Purchase Agreement. The forms of the escrow agreements are exhibits to the Purchase Agreement.

The Company, Seller and Green Tree have made customary representations and warranties in the Purchase Agreement, which will survive the Closing until July 1, 2012, except for certain fundamental representations and warranties that will survive until the third anniversary of the Closing. On July 1, 2012, funds remaining in the escrow account in excess of the sum of $5 million, plus amounts reserved to cover potential liabilities under pending claims, will be paid to Seller. In addition to caps on Seller’s liability under the Purchase Agreement corresponding to the amount of funds deposited in escrow, the indemnification obligations of the parties are subject to deductibles, claim thresholds, offsets and other limitations.

The Company, Seller and Green Tree have made customary covenants in the Purchase Agreement, including covenants as to the efforts to be used by each to (i) obtain necessary governmental and third party consents, (ii) obtain the debt financing under the Debt Commitment Letter (as defined below) or alternative financing, if required, (iii) consummate sales of Company assets to the extent required to generate up to $215 million of cash proceeds and (iv) otherwise cause the transaction to be consummated. The Company has agreed that it will, at the Company’s expense, file promptly after the Closing, and maintain up to the first anniversary of the Closing, a shelf registration statement on Form S-3 covering any sales by Seller of all or a portion of the Equity Consideration. The Company has agreed to assume from Seller certain severance and other employment liabilities pursuant to an assignment and assumption agreement, the form of which is an exhibit to the Purchase Agreement. In addition, at Closing, Green Tree will enter into a management services agreement and an affiliate servicing agreement with Seller and certain of its affiliates under which Green Tree will continue to provide management services and will service loans for Seller and certain of its affiliates (the forms of which are exhibits to the Purchase Agreement) in connection with certain assets of Seller and its subsidiaries that are not being acquired by the Company in the transaction.

The Closing is subject to certain customary Closing conditions, including, among others, (i) receipt of certain third party and governmental consents, (ii) the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of any injunction or similar restraint imposed by a governmental entity prohibiting the Closing, (iv) the absence of any material action by any governmental entity or government sponsored entity seeking to prohibit, declare illegal or enjoin the Closing and (iv) Green Tree’s consolidated EBITDA for the twelve-month period ending on the last day of the most recently completed fiscal month for which financial statements have been delivered to the Company under the Purchase Agreement shall not be less than $160,000,000. The transaction is not subject to a financing condition.

The Purchase Agreement contains certain customary termination rights for both the Company and Seller, including a termination right for either party if the transaction is not consummated by August 31, 2011. Upon termination of the Purchase Agreement under specified circumstances, the Company will owe Seller a cash termination fee equal to $50 million. In addition, if the Purchase Agreement is otherwise terminated under circumstances where Seller would have been permitted to terminate the Purchase Agreement and receive the termination fee from the Company, the Company’s maximum aggregate liability to Seller under the Purchase Agreement will not exceed $50 million, plus reimbursement for certain out-of-pocket costs of Seller and Green Tree related to the Company’s financing efforts. The parties also have agreed that irreparable damage would occur if the provisions of the Purchase Agreement are not performed in accordance with their terms and therefore, in specified circumstances, each of the parties will be entitled to specific performance in addition to its other remedies.

The transaction is expected to be consummated in the third quarter of 2011. As a result of this transaction, the Company will no longer qualify as a REIT.

Concurrently, and in connection with entering into the Purchase Agreement, the Company entered into a debt commitment letter (the “Debt Commitment Letter”) with Credit Suisse Securities (USA) LLC, Credit Suisse AG, RBS Securities Inc. and Royal Bank of Scotland PLC (collectively, the “Lenders”) pursuant to which, subject to the conditions set forth therein, the Lenders committed to provide the Company with $795 million of senior secured credit facilities, the proceeds of which will be used, together with Company cash, (i) to fund the cash portion of the transaction consideration, (ii) repay existing indebtedness of Green Tree and (iii) to pay certain fees and expenses of the transaction.

The foregoing summaries of the Purchase Agreement and exhibits and the Debt Commitment Letter and the transactions contemplated thereby do not purport to be complete. The foregoing summary of the Purchase Agreement and exhibits is subject to, and qualified in its entirety by, the full text of the Purchase Agreement and exhibits, which is attached as Exhibit 2.1 and incorporated herein by reference. The foregoing summary of the Debt Commitment Letter is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 is hereby incorporated into this Item 3.02. The Company will issue the Equity Consideration in connection with the Closing in reliance upon the exemption from registration pursuant to Section 4(2) of the Securities Act, and the rules and regulations promulgated thereunder, including Regulation D. The Company relied on this exemption from registration based in part on representations made by Seller in the Purchase Agreement. If issued, the Equity Consideration would represent approximately 6.4% of the total number of shares of common stock of the Company currently outstanding on a fully-diluted basis.

Forward-Looking Statements

This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to, among other things, the transactions contemplated by the Purchase Agreement and exhibits and the combined company and involve risks and uncertainties. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the Closing of any of the transactions discussed above, or whether they will close at all. Investors and security holders may obtain free copies of documents filed by the Company with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by the Company at www.walterinvestment.com. The Company does not assume any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

No Offer or Solicitation.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits

2.1	Membership Interest Purchase Agreement, dated as of March 25, 2011, by and among GTH LLC, GTCS Holdings LLC and Walter Investment Management Corp. and the exhibits thereto
10.1	Debt Commitment Letter, dated as of March 25, 2011, from Credit Suisse Securities (USA) LLC, Credit Suisse AG, RBS Securities Inc. and Royal Bank of Scotland PLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: March 30, 2011	By:	/s/ Stuart Boyd

Stuart Boyd, Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1	Membership Interest Purchase Agreement, dated as of March 25, 2011, by and among GTH LLC, GTCS Holdings LLC and Walter Investment Management Corp. and the exhibits thereto.
10.1	Debt Commitment Letter, dated as of March 25, 2011, from Credit Suisse Securities (USA) LLC, Credit Suisse AG, RBS Securities Inc. and Royal Bank of Scotland PLC